Exhibit 5.1

July 22, 2020

Ecoark Holdings, Inc.

5899 Preston Road #505

Frisco, TX

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Ecoark Holdings, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-1/A (File No. 333-2399646), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as part of the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 5,882,358 shares of common stock underlying warrants, par value $0.001 per share (the “Common Stock”), of the Company.

In connection with the opinion expressed herein, we have examined (i) the Registration Statement, as amended to date; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the transaction documents entered into between the Company and the Selling Stockholders, including all letter agreements entered into by and between the Company and each of the Selling Stockholders; (iv) written consents of the Board of Directors of the Company provided to us by the Company; and (v) such additional documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the 5,882,358 shares of Common Stock issuable upon the exercise of certain outstanding warrants when issued and paid for in accordance with terms of the warrants, will be validly issued, duly authorized, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Nevada and the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP